Exhibit 99.1

China Integrated Energy, Inc.
7F, Dongxin Century Plaza, Hi-Tech Development Zone, Xi'an City, Shaanxi Province, China 710043
Tel: 86-29-83204383, Fax: 86-29-82683629

FOR IMMEDIATE RELEASE

China Integrated Energy Appoints Sherb & Co., LLP as its Independent Auditor

XI'AN, China, July 25, 2011 /PRNewswire-Asia/ — China Integrated Energy, Inc. (OTC Pink: CBEH, “China Integrated Energy” or the "Company"), a leading non-state-owned integrated energy company in the People's Republic of China, today announced that it has appointed Sherb & Co., LLP as its independent auditor. Sherb will commence its audit work to re-audit the Company’s annual results for the year ended December 31, 2010 and will also begin the process to review the Company’s quarterly financial results for 2011.

About China Integrated Energy, Inc.

China Integrated Energy, Inc. is a leading non-state-owned integrated energy company in China engaged in three business segments: the production and sale of biodiesel, the wholesale distribution of finished oil and heavy oil products, and the operation of nine retail gas stations. The Company operates at 200,000-ton biodiesel production capacity within two plants located in Tongchuan, Shaanxi province, and one plant in Chongqing, China. The Company utilizes a distribution network covering 16 provinces and municipalities, established over the past 11 years, to distribute both heavy oil and finished oil, including gasoline, petro-diesel, and biodiesel. For additional information on the Company, please visit http://www.chinaintegratedenergy.com.

An online investor kit including a company presentation, news releases, and other valuable information for investors is available at http://www.chinaintegratedenergy.com. To subscribe to future releases via e-mail alert, visit http://www.chinaintegratedenergy.com/alerts .

Safe harbor statement

This news release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. For example, statements about the future use of the proceeds are forward looking and subject to risks. China Integrated Energy, Inc., may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q, and 8-K in its annual report to shareholders, filings on the OTC Disclosure & News Service, in news releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, risks outlined in the Company's filings with the U.S. Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement, except as required under law.

China Integrated Energy, Inc.
7F, Dongxin Century Plaza, Hi-Tech Development Zone, Xi'an City, Shaanxi Province, China 710043
Tel: 86-29-83204383, Fax: 86-29-82683629

For more information, please contact:

China Integrated Energy, Inc.
Roger Zheng
Investor Relations
Telephone	+86 29 8320 4383
Email	zx@cbeh.net.cn
Website	www.chinaintegratedenergy.com

Christensen
Jenny Wu
Telephone	+86 10 5826 4939
Email:	jwu@christensenIR.com

SOURCE: China Integrated Energy, Inc.
www.chinaintegratedenergy.com